Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-111240-01 of Premcor Inc. and Registration Statement No. 333-111240 of The Premcor Refining Group Inc. on Form S-3 and in Registration Statement No. 333-87210 of Premcor Inc. on Form S-8 of our report dated February 20, 2004 (relating to the financial statements of Premcor Inc. and The Premcor Refining Group Inc.) appearing in this Annual Report on Form 10-K of Premcor Inc. and The Premcor Refining Group Inc. for the year ended December 31, 2003.

/S/ Deloitte & Touche LLP

Deloitte & Touche LLP St. Louis, Missouri March 5, 2004